Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated December 26, 2018 (including amendments thereto) with respect to the Common Units, representing limited partner interests, of Navios Maritime Containers L.P. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 26, 2018

683 CAPITAL MANAGEMENT, LLC

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Authorized Person

683 CAPITAL PARTNERS, LP

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Authorized Person

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman